SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                         ESPEY MFG. & ELECTRONICS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         ESPEY MFG. & ELECTRONICS CORP.


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                DECEMBER 11, 1998
--------------------------------------------------------------------------------


                                                                November 9, 1998

To the Shareholders of

     ESPEY MFG. & ELECTRONICS CORP.:


     The Annual Meeting of Shareholders of Espey Mfg. & Electronics Corp., will be held at the Holiday Inn, South Broadway and Route 50, Saratoga Springs, New York, on December 11, 1998, at 9:30 a.m., Eastern Standard Time, for the following purposes:

         1. To elect two Class B directors to serve for a three year term or until their respective successors are elected and qualify;

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public auditors for the fiscal year ending June 30, 1999;

         3. To act upon a shareholder proposal, if presented at the Annual Meeting, concerning the recommendation that the Board consider the initiation and consummation of a merger, sale or other extraordinary transaction; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 30, 1998, as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, said meeting or any adjournment thereof. The books for transfer of the Company's capital stock will not be closed.

     Even if you expect to attend the meeting in person, it is urged by the Company that you mark, sign, date and return the enclosed proxy. The proxy may be revoked at any time before it is voted and shareholders who execute proxies may nevertheless attend the meeting and vote their shares in person. Every properly signed proxy will be voted as specified unless previously revoked.

                                             By Order of the Board of Directors,


                                             /s/PEGGY A. MURPHY
                                             ------------------
                                             Peggy A. Murphy

                                             Secretary


     Please make your specifications and sign and date the enclosed proxy and mail it promptly in the accompanying addressed and postage-free envelope.

                         ESPEY MFG. & ELECTRONICS CORP.
                               233 Ballston Avenue
                        Saratoga Springs, New York 12866

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Espey Mfg. & Electronics Corp. (the "Company") for use in voting at the Annual Meeting of the Shareholders of the Company to be held at the Holiday Inn, South Broadway and Route 50, Saratoga Springs, New York, on December 11, 1998, at 9:30 a.m., Eastern Standard Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached Notice of Meeting. It is anticipated that this Proxy Statement and the form of proxy will be mailed on or about November 9, 1998.

Voting and Revocability of Proxies

     Every properly dated, executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by such proxy will be voted: (i) FOR the election of Class B directors nominated by the Board of Directors; (ii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent public auditors of the Company for the fiscal year ending June 30, 1999; and (iii) AGAINST Shareholder Proposal No. 1 concerning the recommendation that the Board consider the initiation and consummation of a merger, sale or other extraordinary transaction. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting thereof by voting in person at the Annual Meeting, by giving written notice to the Secretary prior to the Annual Meeting, or by signing and delivering a new proxy card bearing a later date.

     The Company has only one class of voting securities, its Common Stock, par value $.33-1/3 per share (the "Common Stock"). Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. In accordance with the Company's By-Laws and applicable state law, the election of directors will be determined by a plurality of the votes cast by the holders of shares of Common Stock present and entitled to vote thereon, in person or by proxy, at the Annual Meeting. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-vote") will not be counted. Cumulative voting in connection with the election of directors is not permitted. In accordance with the Company's By-Laws and applicable state law, the affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain and broker non-votes are not counted as votes cast on any matter to which they relate.

     The By-Laws of the Company provide that the majority of the shares of the Common Stock of the Company issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares which are voted to abstain are considered as present at the Annual Meeting for the purposes of determining a quorum. Broker non-votes are considered as not present at the Annual Meeting for the purposes of determining a quorum.

Record Date and Share Ownership

     Only holders of Common Stock of record on the books of the Company at the close of business on October 30, 1998, will be entitled to vote at the meeting. There were outstanding and entitled to vote on October 30, 1998, 1,104,997 shares of Common Stock.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of three classes of directors (Class A, Class B and Class C) with overlapping three-year terms. One class of directors is to be elected each year for a term extending to the third succeeding Annual Meeting after such election or until their respective successors are duly elected and qualify. The term of the three Class B directors expire at the current Annual
Meeting. The Board of Directors has nominated only two persons to stand for election as Class B directors. The Company learned only recently that Joseph Canterino, a Class B director whose term expires at this Annual Meeting, will not stand for re-election. The Board of Directors did not have sufficient time prior to this Annual Meeting to investigate and select an alternate nominee for Class B director. Such open directorship will be filled in accordance with the Company's By-Laws.

     The votes will be cast pursuant to the enclosed proxy for the election of each of the Class B nominees named below unless specification is made withholding such authority. Each of the nominees is presently a director of the Company and was previously elected a director by the shareholders. Should any of said nominees for Class B directors become unavailable, which is not anticipated, the proxies named in the enclosed proxy will vote for the election of such other persons as the Board of Directors may recommend. Proxies may not be voted for a greater number of persons than the nominees named.

     The names and business experience for the past five years of the two persons who have been nominated by the Board of Directors to stand for election as Class B directors at the Annual Meeting and the remaining directors whose terms are continuing until the 1999 or 2000 Annual Meeting appear below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES FOR CLASS B DIRECTOR.

                               NOMINEES FOR CLASS B DIRECTORS -- TO SERVE AS DIRECTORS FOR
                                  A THREE YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

                                                                                                                 Period to
                                              Offices and                                                           Date
                                            Positions Held               Principal Occupation                    Served as
       Name                   Age            with Company                    or Employment                       Director
       ----                   ---            ------------                    -------------                       --------
William P. Greene             68                 --               Since January 2, 1998 to present, Vice           1992
                                                                  President of Finance for ComCierge, LLC,
                                                                  San Diego, CA, which is a corporation
                                                                  engaged in the development of computer
                                                                  software. Prior to his present position, he
                                                                  was Vice President of Operations for
                                                                  National Library of Music, which is a
                                                                  corporation engaged in the development of
                                                                  computer software from August, 1997, to
                                                                  December 31, 1997; Vice President-
                                                                  Operations of Bulk Materials International
                                                                  Co., Newton, CT, which is principally
                                                                  engaged in the sale of industrial minerals to
                                                                  the cement producing industry; Associate
                                                                  Professor of Finance and International
                                                                  Business, Pennsylvania State University in
                                                                  Kutztown, PA from 1991 to June, 1994

Seymour Saslow                77        Senior Vice President     Prior to his election as Senior Vice             1992
                                                                  President on December 6, 1996, he was
                                                                  Vice President-Engineering from April 3,
                                                                  1992
                                           CLASS A DIRECTORS -- SERVING FOR A
                                   THREE YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

                                                                                                                 Period to
                                              Offices and                                                          Date
                                            Positions Held               Principal Occupation                    Served as
       Name                   Age            with Company                   or Employment                        Director
       ----                   ---            ------------                   -------------                        --------
 Howard Pinsley (1)           58         President and Chief      Prior to his election as President and Chief     1992
                                          Operating Officer       Operating Officer on June 9, 1998, he was
                                                                  Executive Vice President from December 6,
                                                                  1996, and prior to that he was Vice
                                                                  President-Special Power Supplies from April
                                                                  3, 1992

                                           CLASS C DIRECTORS -- SERVING FOR A
                                   THREE YEAR TERM EXPIRING AT THE 1999 ANNUAL MEETING
                                                                                                                 Period to
                                              Offices and                                                          Date
                                            Positions Held               Principal Occupation                    Served as
       Name                   Age            with Company                    or Employment                        Director
       ----                   ---            ------------                    -------------                        --------
Paul J. Corr                  54                 --               Certified Public Accountant, who from            1992
                                                                  1982 to 1993 was the managing partner of
                                                                  Corr & Company, a public accounting firm
                                                                  in Latham, NY; Since 1981, Professor of
                                                                  Business, Skidmore College, in Saratoga
                                                                  Springs, NY, currently holding the position
                                                                  of Associate Professor

Barry Pinsley (1)             56        Non-Executive Officer     Certified Public Accountant in Saratoga          1994
                                                                  Springs, NY, who was Vice President-
                                                                  Investor Relations and Human Resources
                                                                  from December 6, 1996 to June 9, 1998,
                                                                  and prior to that he was Vice President-
                                                                  Special Projects from March 25, 1994, and
                                                                  acted as a consultant to the Company for
                                                                  more than the past five years

Michael W. Wool               52                 --               Attorney engaged in private practice of law      1990
                                                                  and partner of the law firm of Langrock,
                                                                  Sperry & Wool, in Burlington, VT for
                                                                  more than the past five years

-------------
(1) Barry Pinsley and Howard Pinsley are cousins. Howard Pinsley and Herbert Potoker, Treasurer and Principal Financial Officer of the Company, are cousins.

     None of the directors holds a directorship in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of the Securities Act of 1933 or any company registered as an Investment Company under the Investment Company Act of 1940.

     The only individuals currently considered executive officers of the Company not identified above are:

     Herbert Potoker, 69, Treasurer and Principal Financial Officer of the Company since September 10, 1993. During the past five years and before being elected to his present office, he was employed by the Company on a full-time basis in a senior financial management position.

     Garry M. Jones, 58, Assistant Treasurer and Principal Accounting Officer of the Company since August 4, 1988. He was also the Principal Financial Officer from August 4, 1988 to September 10, 1993. Prior to being elected an officer of the Company, Mr. Jones was employed by the Company on a full-time basis as a Senior Accountant.

     John J. Pompay, Jr., 63, Vice President-Marketing and Sales since December 6, 1996. During the past five years and before being elected to his present position, Mr. Pompay was employed by the Company on a full-time basis as Director of Marketing and Sales.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the Company's fiscal year ended June 30, 1998, the Board of Directors held a total of eight meetings, and each director then in office attended at least 75% of such meetings. The Company's standard arrangement compensates each director of the Company a fee in the amount of $500 for each meeting of the Board of Directors attended by such director and an additional $500 for each meeting of the Audit Committee attended by such director as a member of the Audit Committee. Paul J. Corr was paid $6,468.24 for additional services in connection with his duties as a director for the fiscal year ended June 30, 1998.

     The Board has a standing Audit Committee whose members are Paul J. Corr, Chairman, William P. Greene and Michael W. Wool. The functions of this Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and any non-audit services to be rendered by the independent accountants, reviewing with the independent accountants and management the Company's policies and procedures with respect to internal auditing, accounting and financial controls, and reviewing the report of the independent accountants upon completion of its audit. During the fiscal year ended June 30, 1998, the Committee held nine meetings, and each Committee member attended at least 75% of such meetings.

     There is no standing nominating or compensation committee of the Board of Directors, or committees performing similar functions.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the annual compensation for each of the fiscal years ended June 30, 1998, June 30, 1997 and June 30, 1996 received by
(i) all persons serving as the Company's Chief Executive Officer (or acting in a similar capacity), (ii) the other three highest paid executive officers of the Company who were such as of June 30, 1998 and (iii) Barry Pinsley, for whom disclosure would have been required but for the fact that he resigned as Vice President-Investor Relations and Human Resources on June 9, 1998:

                                               SUMMARY COMPENSATION TABLE

          Name and                                                  Annual Compensation                    All Other
     Principal Position               Fiscal Year              Salary                 Bonus             Compensation(1)
     ------------------               -----------              ------                 -----             ---------------
     Howard Pinsley              (2)     1998                  $120,125             $25,000                 $15,961
       President and                     1997                  $109,600             $25,000                 $16,455
       Chief Operating Officer           1996                  $ 93,350             $20,000                 $15,567

     Seymour Saslow                      1998                  $119,625             $25,000                 $15,024
       Senior Vice President             1997                  $117,075             $25,000                 $15,353
                                         1996                  $112,900             $25,000                 $15,063

     Herbert Potoker                     1998                  $113,226             $25,000                 $12,314
       Treasurer and                     1997                  $109,855             $25,000                 $13,289
       Principal Financial Officer       1996                  $107,680             $25,000                 $11,892

     Barry Pinsley                (3)    1998                  $ 85,050             $12,000                 $12,710
       Former Vice President-            1997                  $ 85,050             $12,000                 $13,338
       Investor Relations and            1996                  $ 84,675             $10,000                 $12,389
       Human Resources

     John J. Pompay, Jr.                 1998                  $176,297                $  0                 $12,314
       Vice President-Sales              1997                  $172,963                $  0                 $13,289

     Joseph Canterino             (3)    1998                  $149,600             $25,000                 $15,803
       Former President and              1997                  $133,880             $25,000                 $16,536
       Chief Executive Officer           1996                  $103,180             $25,000                 $15,819

(1) Represents (a) the cash and market value of the shares allocated for the respective fiscal years under the Company's Employee Retirement Plan and Trust (the "ESOP") to the extent to which each named executive officer is vested, and (b) directors' fees except for Mr. Potoker and Mr. Pompay.

(2) Represents wages of $108,750 and $11,375 as Executive Vice President and President and Chief Operating Officer respectively. Mr. Howard Pinsley was elected President and Chief Operating Officer on June 9, 1998.

(3) Represents wages as both an executive officer and non-executive officer during fiscal year ended June 30, 1998. Mr. Canterino resigned from the office of President and Chief Executive Officer and Mr. Barry Pinsley resigned as Vice-President of Investor Relations and Human Resources on June 9, 1998.

Insurance

     The executive officers of the Company are covered under group life and medical and health plans which do not discriminate in favor of the officers or directors of the Company and which are available generally to all salaried employees.

     The Company maintains insurance coverage, as authorized by Section 727 of the New York Business Corporation Law, providing for (a) reimbursement of the Company for payments it makes to indemnify officers and directors of the Company, and (b) payment on behalf of officers and directors of the Company for losses, costs and expenses incurred by them in any actions.

                              EMPLOYMENT CONTRACTS

     The Company has entered into an employment contract with John J. Pompay, Jr. in connection with his duties as Vice President-Marketing and Sales. The contract is dated and effective as of December 6, 1996 and terminates on December 31, 1998. The contract provides for a minimum base annual salary of $10,400 plus commissions at the rate of 3% on all payments received by the Company against Mr. Pompay's open orders as of the date of the contract and those orders booked up to and including December 31, 1996, and 1% on all payments received against orders booked by the Company between January 1, 1997 and December 31, 1998. The contract further provides that if Mr. Pompay's employment is terminated by the Company prior to the expiration date, other than for cause, he will continue to receive his full salary for one year after the termination date and the Company will pay him commissions on all orders received during the year after termination whenever shipped and paid. The contract also provides for a restrictive covenant of non-competition by Mr. Pompay for a period of two years upon termination for cause or termination of the contract by Mr. Pompay.

     As part of a management succession plan as implemented by the Board of Directors in June 1998, the Company has entered into agreements with the following named executive officers: Joseph Canterino, Barry Pinsley, Seymour Saslow and Herbert Potoker. The contracts provide for the resignation of the above officers from their positions as executive officers and for them to be compensated in accordance with their respective agreements. The effective date of the resignations of Mr. Canterino and Mr. Barry Pinsley as executive officers was June 9, 1998. The effective dates of the resignations of Mr. Saslow and Mr. Potoker as executive officers are January 1, 2000 and January 1, 1999, respectively. The compensation to be paid under the agreements is each employee's full pay and benefits, respectively, for a period of thirteen (13) weeks, and thereafter $1,000 per week for Messrs. Canterino, Saslow and Potoker and $500 per week for Mr. Pinsley during the following two year period. In the event of a named executive officer's death, the Company is obligated to continue the payments as scheduled under the terms of the agreements.

     All of the named executive officers' contracts contain a restrictive covenant regarding non-competition with the Company during the term of the agreement and for a period of five years after the termination of the agreement and an agreement regarding the treatment of confidential information.

                          EMPLOYEE STOCK OWNERSHIP PLAN

     The Board of Directors of the Company adopted on June 2, 1989 effective as of July 1, 1988, and thereafter amended and restated on June 30, 1994, an Employee Retirement Plan and Trust (the "ESOP") to provide retirement benefits to eligible employees of the Company including officers and to enable such employees to share in the ownership of the Company. The ESOP used the proceeds of a loan from the Company to purchase on June 5, 1989 from the Company 316,224 shares of the Company's Common Stock for approximately $8.4 million and the Company on the same date contributed $397,500 to the ESOP which was used by the ESOP to purchase from the Company 15,000 shares of the Company's Common Stock. The loan from the Company to the ESOP is repayable in annual installments of $1,039,065 including interest at the rate of 9% per annum through June 30, 2004.

     The assets of the ESOP are intended to be invested primarily in Common Stock of the Company and it is intended that at all times the ESOP will constitute a qualified plan under the Internal Revenue Code. By providing its employees with a convenient vehicle for accumulating capital for their future economic security, the Company believes that the ESOP will assist it in attracting and retaining capable personnel.

     All employees of the Company, other than those covered under a collective bargaining agreement, who have completed one year of service and are 21 years or older, are eligible to participate in the ESOP. For each plan year the Company's contributions may be paid to the trustee of the ESOP in such amount as may be determined by the Board of Directors, provided, however, that the Company has agreed to make contributions sufficient to discharge the ESOP's loan obligations with respect to its aforementioned purchase of the Company's Common Stock. Contributions by the Company may be paid in cash or in shares of Common Stock of the Company. No participant is required or permitted to make contributions to the ESOP.

     With each principal and interest payment made by the ESOP on the loan obligation, a portion of the Company's Common Stock purchased with such loan proceeds will be allocated to participating employees. The allocation of the Company stock for any plan year will be credited to each participant's account on the basis of the ratio of such participant's compensation (up to a maximum of $100,000) to the aggregate compensation of all participants in the ESOP for such plan year; provided, however, that for each plan year the annual allocation with respect to any participant may not exceed the lesser of 25% of compensation or $30,000. In addition, a participant's account will be credited annually with a share of the investment earnings and losses of the ESOP, allocated in a manner similar to the above. Forfeitures will likewise be allocated among the remaining participants in a similar manner.

     As of June 30, 1998, there were 150,989 shares of the Company's Common Stock in the ESOP allocated to participants, of which 5,474.71 shares were allocated to each of Joseph Canterino, Herbert Potoker and John J. Pompay, Jr., 5,155.73 shares were allocated to Howard Pinsley, 5,123.71 shares were allocated to Seymour Saslow and 2,036.40 shares were allocated to Barry Pinsley.

     The trustee for the ESOP will vote the shares of the Company's Common Stock in accordance with instructions received from participants with respect to shares allocated to their respective accounts, and in accordance with instructions received from the plan administrator appointed by the Company with respect to shares not allocated to participants and with respect to shares allocated to participants for which voting instructions are not received from participants.

     Generally, no benefits are vested until the completion of three continuous years of service with the Company, as defined by the plan. At that time a participant's interest will be 20% vested; such vested interest will increase by 20% for each additional year of continuous service and will reach 100% after seven years. Upon death or upon attaining Normal Retirement Age, a participant will become 100% vested.

     At retirement, termination, death or permanent disability, a participant will be entitled to his or her vested benefit. Distribution of vested benefits will be made in accordance with the terms of the plan and in accordance with the Internal Revenue Code. Subject to certain exceptions, distributions must begin no later than April 1 following the calendar year in which the participant reaches age 70-1/2, even if the participant does not retire.

                          SECURITY OWNERSHIP OF CERTAIN
                                BENEFICIAL OWNERS

     The following table sets forth information regarding ownership of the Company's outstanding Common Stock as of October 21, 1998 by each person or group who is known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

                                                     Amount and                              Percent
           Name of                                    Nature of                                of
      Beneficial Owner                          Beneficial Ownership                          Class
      ----------------                          --------------------                          -----
Sol Pinsley                                     73,261.00 -Direct   (1)                       6.7350%
  P.O. Box 422                                   1,169.71 -Indirect (1)
  Saratoga Springs, NY 12866



Dimensional Fund Advisors Inc.                  74,400.00 -Direct   (2)                       6.7332%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401



Franklin Resources, Inc                        108,000.00 -Direct   (3)                       9.7740%
  777 Mariners Island Blvd.
  P.O. Box 7777
  San Mateo, CA 94403-7777



The Adirondack Trust Company,                  277,061.00 -Direct   (4)                      25.0739%
  as Trustee of the Company's Employee
  Retirement Plan and Trust
  473 Broadway
  Saratoga Springs, NY 12866

----------
(1) Does not include 4,200 shares of common stock of the Company owned by the testamentary trust of the deceased spouse of Sol Pinsley, Ruth Pinsley, beneficial ownership of which is disclaimed by Mr. Pinsley. The shares listed as indirectly owned by Sol Pinsley are the shares allocated to him as of June 30, 1998 as a participant in the Company's ESOP. Mr. Pinsley has the right under the ESOP to direct the manner in which such shares allocated to him are to be voted by the ESOP Trustee.

(2) The information as to the number of shares of common stock of the Company that may be deemed beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional") is from the Schedule 13G dated February 5, 1997 filed with the Securities and Exchange Commission (the "SEC"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 74,400 shares of Espey Mfg. & Electronics Corp. stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional reported sole voting power with respect to 49,500 shares.

(3) The information as to the number of shares of common stock of the Company that may be deemed beneficially owned by Franklin Resources, Inc. ("Franklin") is from the Schedule 13G, dated January 16, 1998 filed with the SEC. The Franklin statement indicated that Franklin's investment advisory subsidiary, Franklin Advisory Services, Inc. ("Franklin Advisory") has sole voting and dispositive power with respect to all of the shares of common stock shown in the table above for Franklin. The Franklin statement indicates that the common stock set forth in the table is beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect Franklin investment advisory subsidiaries, including Franklin Advisory. The statement also indicated that it filed the Schedule 13G on behalf of itself, Franklin Advisory, and Franklin's principal shareholders, Charles
     B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders"), all of which are deemed beneficial owners of the shares of common stock shown in the above table for Franklin. Franklin, the Principal Shareholders and Franklin Advisory disclaim any economic interest or beneficial ownership in any of the common stock shown in the table for Franklin.

(4) This information is from the Form 4 dated September 8, 1998, filed with the SEC by the Trustee on behalf of the Company's ESOP. The ESOP Trustee has sole voting power with respect to unallocated common shares owned by the Trust, 126,072 shares as of August 28, 1998, as directed by the Plan Administrator appointed by the Company's Board of Directors. As to the common shares allocated to participants, 150,989 shares as of August 28, 1998, the ESOP Trustee has the power to vote such shares as directed by such Plan Administrator to the extent the participants do not direct the manner in which such shares are to be voted.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of October 21, 1998, as to each class of equity securities of the Company beneficially owned by all the Directors and by Directors and Officers of the Company as a Group:

                                                  Amount and
        Name and                                  Nature of                               Percent
      Address of                                 Beneficial                                 of
    Beneficial Owner                              Ownership                                Class
    ----------------                              ---------                                -----
Paul J. Corr                                    500.00 -Direct                             .0452%

William P. Greene                               100.00 -Direct                             .0090%

Michael W. Wool                                 100.00 -Direct                             .0090%

Seymour Saslow                                  351.00 -Direct                             .4595%
                                              5,123.71 -Indirect (1)

Joseph Canterino                              7,500.00 -Direct                            1.1740%
                                              5,474.71 -Indirect (1)

John J. Pompay, Jr.                           5,474.71 -Indirect (1)                       .4954%

Howard Pinsley                               41,134.00 -Direct                             4.189%
                                              5,155.73 -Indirect (1)

Barry Pinsley                                 2,100.00 -Direct   (2)                        .7544%
                                              6,236.40 -Indirect (1)(3)

Herbert Potoker                               6,490.00 -Direct   (4)                      1.0828%
                                              5,474.71 -Indirect (1)

Garry M. Jones                                2,581.88 -Indirect (1)                      .23365%

Officers and Directors as a Group            58,275.00 -Direct                            8.4884%
                                             35,521.85 -Indirect (5)

---------
(1) Shares allocated to named officer as of June 30, 1998 as a participant in the Company's ESOP. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.

(2) Excludes 2,000 shares owned by Barry Pinsley's spouse, as to which beneficial ownership is disclaimed by Mr. Pinsley.

(3) Includes 4,200 shares owned by a testamentary trust of Ruth Pinsley, the deceased spouse of Sol Pinsley, former President and Chief Executive Officer, and most recently, a non-executive officer until his resignation effective October 30, 1998. As trustee of the trust, Barry Pinsley is deemed the beneficial owner, as defined in Rule 13d-3, of the shares held by the trust.

(4) Includes 300 shares owned by Herbert Potoker's spouse, as to which beneficial ownership is disclaimed by Mr. Potoker.

(5) Includes shares allocated to all officers as a group as of June 30, 1998 who participate in the Company's ESOP. Each such person has the right to direct the manner in which such shares allocated to him or her are to be voted by the ESOP Trustee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For the fiscal year ended June 30, 1998, Christopher Canterino, who is a full time employee of the Company and the son of Joseph Canterino, who, prior to his resignation on June 9, 1998, was President and Chief Executive Officer of the Company, received compensation as such employee of $87,100.00, as well as an ESOP allocation of Company Stock and dividends thereon totaling $9,958.96.

     As previously reported, the Company established and sold to the ESOP Trust on June 5, 1989, 331,224 shares of the Company's treasury stock at a price of $26.50 per share, which purchase price was funded by the Company making a cash contribution and loan. Each year, the Company makes contributions to the ESOP which are used to make loan interest and principal payments to the Company. With each such payment, a portion of the common stock held by the ESOP is allocated to participating employees. As of June 30, 1998, there were 165,138.84 shares allocated to participants. The loan from the Company to the ESOP is repayable in annual installments of $1,039,605, including interest, through June 30, 2004. Officers of the Company, including three (Seymour Saslow, Howard Pinsley and Barry Pinsley) who are also directors, are eligible to participate in the ESOP and to have shares and cash allocated to their accounts and distributed to them in accordance with the terms of the ESOP.

     The Company paid the law firm of Langrock,  Sperry & Wool, of which Michael
W. Wool, a director of the Company, is a partner, a total of $42,000 for legal services during the fiscal year ended June 30, 1998. The Company believes the services provided to it by Langrock, Sperry & Wool were provided to it at a cost comparable to that which the Company would have been required to pay for comparable services from an unaffiliated third party.

                     BOARD OF DIRECTORS' PROPOSAL TO RATIFY
                   APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has recommended the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 1999. PricewaterhouseCoopers LLP was engaged by the Company on October 23, 1998. Also upon the recommendation of the Audit Committee, on October 23, 1998, the Board notified KPMG Peat Marwick LLP, the Company's independent auditors for the fiscal year ended June 30, 1998, that the Company would not engage them as independent auditors for the fiscal year ending June 30, 1999. During the Company's two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with KPMG Peat Marwick LLP regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Unless otherwise specified by the shareholders, the shares represented by their properly executed proxies will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending June 30, 1999. The Company is advised by said firm that neither PricewaterhouseCoopers LLP nor any of its partners now has, or during the past three years had, any direct financial interest or material indirect financial interest or any connection with the Company.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from shareholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from shareholders with respect to services it has provided for the fiscal year ended June 30, 1998, and the interim period until the engagement of PricewaterhouseCoopers LLP.

     For the fiscal year ended June 30, 1998, the only professional services provided by KPMG Peat Marwick LLP to the Company were audit services, tax services and services in connection with the audit of the ESOP. The only fees paid by the Company to KPMG Peat Marwick LLP were for the foregoing services.

     The Audit Committee has approved this change of the Company's independent auditors. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP the Board will consider other independent auditors upon recommendation of the Audit Committee.

     THE  BOARD  OF  DIRECTORS   RECOMMENDS  A  VOTE  FOR  RATIFICATION  OF  THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR FISCAL YEAR ENDING JUNE 30, 1999.

                              SHAREHOLDER PROPOSAL

     There is one proposal submitted by a shareholder, which if the proponent presents at the Annual Meeting, will be acted upon at the Annual Meeting. THE BOARD OF DIRECTORS, FOR THE REASONS STATED BELOW, RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSAL NO. 1

     Proposal No. 1, submitted by Gary L. Sample, 224 N. Duke Street, Lancaster, PA 17602, as owner of 100 shares of Common Stock, together with its supporting statement, is as follows:

Proposal

     RESOLVED, that the shareholders of Espey Manufacturing and Electronics present or voting by proxy at the 1998 annual meeting hereby recommend to the Board of Directors that such Board initiate and complete the steps necessary to achieve a sale, merger, management buyout or other restructuring of Espey Manufacturing and Electronics on terms that will maximize and realize shareholder value as promptly as possible.

Proponent's Supporting Statement

     I  believe  the  value  that  may be  achieved  for  stockholders  of Espey
Manufacturing   and   Electronics  by  a  corporate  form  event  or  action  is significantly greater than the current market price of our common stock.

     Consider the following financials of our company keeping in mind this proposal was submitted to management before July 8, 1998:

         1. Tangible book value per share was $21.08 as of March 31, 1998. That value consisted of cash and short term investments of $10,226,097 or $9.20 per share. Current working capital was $21,171,880 or $19.05 per share.

         2. The market price of the common stock on June 30, 1998 was $14.00 per share.

         3. Management has taken sales from 15 million in 1990 to 15.2 million in 1997. Can anyone figure that annual growth rate? It would appear sales will plummet this fiscal year due to "significant delays in the awarding of contracts." Recently, two executives resigned for "personal reasons." Are there philosophical differences between the Board and management?

         4. Earnings per share were $1.79 in 1990 and seven years later they registered $.51. Once again, that is a very stellar growth rate.

         5. Return on assets was a respectable 11.2% in 1990 and a dismal 2.2% in 1997. The average annual return over eight years is 5.5% which is totally unacceptable in the current economic environment.

         6. Return on shareholder equity was 12.1% in 1990 and 2.3% in 1997. That may explain why on December 31, 1990 the stock closed at $12.00 per share and presently trades in the $14.00 range. The average annual return per year including dividends from 1990 through 1997 inclusive is 4.6%. This could be easily ascertained if there was a performance graph in previous proxy statements.

     I believe the Company's business and stock market record demonstrates management's apathy toward shareholder need for a competitive return on investment. If the present Board and management cannot maximize the return on stockholders' investment, the best interest of the majority Espey shareholders will be served by the sale, merger or other restructuring of our Company and I recommend that you vote "FOR" this proposal.

Management Statement on Proposal

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 1 FOR THE FOLLOWING REASONS:

     The Board has already met with a nationally recognized investment bank regarding strategies for maximizing shareholder value, and plans to continuing exploring those strategies. The Company has also implemented a management succession plan, resulting in a transformation among the ranks of its officers and directors.

     The proposal recommends not only that the Board undertake an extraordinary corporate transaction, but also that the same be completed "as promptly as possible." If it is determined that a merger, sale or similar transaction is in the best interests of shareholders, transaction negotiations should be conducted deliberately and from a position of strength. In the opinion of management, the adoption of the proposal would create a perception of urgency and would significantly undermine the Company's ability to effectively carry out the selected strategy and its ongoing business operations. Your Board remains committed to its practice of diligently evaluating alternatives aimed at maximizing shareholder value.

                      COMPLIANCE WITH SECTION 16(A) OF THE
                             SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, generally requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely upon its review of copies of such reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that its officers, directors, and stockholders who own more than ten percent of the Company's equity securities have complied with all Section 16(a) filing requirements except that one report covering one transaction was filed late by Joseph Canterino.

                                 ANNUAL REPORTS

     The Annual Report of the Company to the shareholders for the fiscal year ended June 30, 1998, including financial statements, accompanies this Proxy Statement. Such financial statements are not incorporated herein by reference.

     A copy of the Company's Annual Report on Form 10-K (including financial statements and schedules thereto) for the fiscal year ended June 30, 1998 filed with the Securities and Exchange Commission will be provided without charge upon the written request of shareholders to Espey Mfg. & Electronics Corp., attention: Secretary, 233 Ballston Avenue, Saratoga Springs, New York 12866. Copies of Exhibits to Form 10-K for the fiscal year ended June 30, 1998 will be provided upon request upon payment of a reasonable fee.

                         SHAREHOLDER PROPOSALS FOR 1999
                                 ANNUAL MEETING

     Any shareholder proposal which may be a proper subject for inclusion in the proxy statement and for consideration at the 1999 Annual Meeting must be received by the Company at its principal executive office no later than August 7, 1999, if it is to be included in the Company's 1999 proxy statement and proxy form.

                                  OTHER MATTERS

Proxy Solicitation

     The solicitation of the enclosed proxy is being made on behalf of the Board of Directors and the cost of preparing and mailing the Notice of Meeting, Proxy Statement and form of proxy to shareholders is to be borne by the Company.

Other Matters

     The Company is unaware of any other matter that will be brought before the meeting for action. If other matters should come before the meeting which require a shareholder vote, it is intended that the proxy holders will use their own discretion in voting on such other matters.

                                             By Order of the Board of Directors,



                                             /s/HOWARD PINSLEY
                                             -----------------
                                             Howard Pinsley
                                             President and Chief
                                             Operating Officer


November 9, 1998
Saratoga Springs, New York

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         ESPEY MFG. & ELECTRONICS CORP.

                                  PROXY FOR THE
                       1998 ANNUAL MEETING OF SHAREHOLDERS
                                December 11, 1998

The undersigned hereby appoints Howard Pinsley and Barry Pinsley as Proxies, each with the power to appoint his substitute, and hereby authorizes them or any one of them to represent and to vote, as designated below, all the shares of common stock of ESPEY MFG. & ELECTRONICS CORP. which the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Shareholders to be held on December 11, 1998 or any adjournment thereof.

1. ELECTION OF CLASS B DIRECTORS

   [  ]   FOR all nominees listed below
         (except as marked to the contrary below)

   [  ]   WITHHOLD AUTHORITY
          to vote for all nominees listed below

          WILLIAM P. GREENE     SEYMOUR SASLOW

                Management recommends a vote FOR these nominees.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box above AND write the nominee's name in the space provided below.


--------------------------------------------------------------------------------



2. PROPOSAL TO APPROVE THE APPOINTMENT OF PricewaterhouseCoopers LLP as the independent public auditors of the Company.

         [  ]  FOR           [  ]  AGAINST           [  ]  ABSTAIN

                 Management recommends a vote FOR this proposal.

3.  SHAREHOLDER  PROPOSAL NO. 1  concerning  the  recommendation  that the Board
consider  the  initiation  and   consummation   of  a  merger,   sale  or  other
extraordinary transaction.

         [  ]  FOR           [  ]  AGAINST           [  ]  ABSTAIN

               Management recommends a vote AGAINST this proposal.

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                         Please be sure to sign and date
                          this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

     Fold card here, sign, date and mail in postage paid envelope provided.

                         ESPEY MFG. & ELECTRONICS CORP.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.

  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.